UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27074	52-1637226
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

55 Almaden Boulevard San Jose, California	95113
(Address of principal executive offices)	(Zip code)

(408) 494-2020

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 27, 2008, James F. Jordan submitted his resignation from the Board of Directors of Secure Computing Corporation (the “Company”), effective June 1, 2008.

(e) On June 2, 2008, the Company entered into a letter agreement (the “Letter Agreement”) with Daniel P. Ryan that amended certain terms of Mr. Ryan’s employment arrangement with the Company in recognition of his promotion to the position of interim Chief Executive Officer. The Letter Agreement provides for:

•

the payment of an additional monthly bonus of $10,000 to Mr. Ryan, commencing on April 22, 2008, in lieu of an increase in base salary, payable until the earlier of (a) the date on which Mr. Ryan is announced as the Chief Executive Officer of the Company or (b) six months after the date on which the Company announces another Chief Executive Officer;

•

an increase in the payment due to Mr. Ryan in the event of his termination by the Company, other than for poor performance, from 6 to 15 months of base salary, if Mr. Ryan’s employment is terminated (by him or the Company) within 6 months following the date on which Company announces another Chief Executive Officer. In the event Mr. Ryan is not announced as the Company’s Chief Executive Officer, payment of severance would be conditioned on Mr. Ryan remaining employed by the Company for four months following the date on which a new Chief Executive Officer is announced. In any event, severance would be conditioned upon Mr. Ryan’s release of claims against the Company, and would be offset by the amount of any other severance or similar separation payment from the Company;

•

the continued vesting of restricted stock awards for 15 months following termination, and acceleration of vesting in the event of a Change In Control, as defined in the Company’s Change In Control Severance Plan, during the 15 month period following termination; and

•	continuation under COBRA of medical, dental and vision benefits, at the expense of the Company, for 15 months following termination, unless comparable coverage is obtained earlier from another source.

All other terms of Mr. Ryan’s employment arrangement remain in full force and effect. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement between Secure Computing Corporation and Daniel P. Ryan dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

Date: June 2, 2008	By:	/s/ Steve Kozachok
Steve Kozachok
Sr. Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Letter Agreement between Secure Computing Corporation and Daniel P. Ryan dated May 28, 2008.